Exhibit 99.5
XATA Corporation
and
GeoLogic Solutions, Inc.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
On January 31, 2008, XATA Corporation (the “Company”) acquired all of the outstanding stock of GeoLogic Solutions, Inc. (“GeoLogic”) for a total purchase price consisting of $15.2 million in cash, 90,689 shares of common stock of the Company, and $2.0 million in debt obligations of the Company (the “Notes”). Total consideration excluding transaction costs approximated $17.5 million. GeoLogic provides the commercial trucking industry with wireless asset management solutions.
The Company has hired a third-party independent valuation firm to assist in determining the fair value of the assets acquired and liabilities assumed, including identifying the value of intangible assets that existed at the date of the acquisition of GeoLogic. Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to GeoLogic’s tangible and intangible assets and liabilities based on their estimated fair values as of December 31, 2007 for purposes of illustrating the unaudited pro forma combined balance sheet. The estimated consideration is allocated as follows (in thousands):

Cash		$15,277
Notes		2,000
Stock		300
Estimated transaction costs		1,433

Total purchase price		$19,010

Cash	$974
Accounts receivable, less allowances for doubtful accounts	2,414
Inventories	2,855
Current portion of investment in sales-type leases	1,044
Prepaid expenses	311
Equipment and leasehold improvements, net	623
Investment in sales-type leases	1,014
Intangible assets	161
Other assets	78
Accounts payable	(3,361)
Accrued expenses	(2,093)
Accrued warranty cost	(14)
Deferred rent	(28)

Net assets		3,978
Acquired customer contracts and other intangible assets, net		13,500
Goodwill		1,532

Total		$19,010

The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities assumed, amounted to $15,032 of which $1,532 was allocated to goodwill and $13,500 to intangible assets pending the final valuation being performed by an independent third-party valuation firm.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. A final determination of fair values relating to the GeoLogic acquisition may differ from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of GeoLogic that exist as of the date of the completion of the Transaction. The final valuation will change the allocations of the purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma combined financial statements data.
The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Company’s acquisition of GeoLogic on the Company’s historical financial position and its results of operations. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The Company made pro forma adjustments to the historical consolidated financial statements to give effect to events that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and can be reasonably estimated.
The unaudited pro forma combined statements of operations for the year ended September 30, 2007 and for the three months ended December 31, 2007 assume that the Transaction took place on October 1, 2006. The unaudited pro forma combined balance sheet as of December 31, 2007 assumes that the acquisition took place on that date.
The Company has derived its historical financial data for the year ended September 30, 2007 from its audited financial statements included in Annual Report on Form 10-K for the year ended September 30, 2007. The Company has derived its historical financial data as of and for the three months ended December 31, 2007 from its unaudited financial statements included in Form 10-Q for the quarter ended December 31, 2007. The Company has derived GeoLogic’s historical financial data for the year ended December 31, 2007 from the audited statement of operations included in this Form 8-K/A. The Company has compiled GeoLogic’s historical statement of operations for the three month period ended December 31, 2007 from GeoLogic’s books and records.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods.
The unaudited pro forma combined condensed financial information should be read in conjunction with the:
•	Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information included herein;
•	XATA Corporation’s historical consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007;
•	XATA Corporation’s Quarterly Report on Form 10-Q for the three months ended December 31, 2007 and;

•	GeoLogic’s historical audited consolidated financial statements and notes included herein.

XATA Corporation and GeoLogic Solutions, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Twelve Months Ended September 30, 2007
(in thousands, except per share amounts)

			Logo
	XATA	GeoLogic	Acquisition		Pro Forma		Combined
	Corporation	Solutions, Inc.	Corporation		Adjustments		Pro Froma
Net sales	$30,676	$24,980	$(10)	1	$(3,720)	2	$51,946

Costs and expenses
Cost of goods sold	16,932	12,125	(69)	1	(2,785)	3	26,341
Selling, general and administrative	16,702	12,589	348	1	1,192	4	30,135
Research and development	4,351	4,353	—		—		8,704

Total costs and expenses	37,985	29,067	279		(1,593)		65,180

Operating loss	(7,309)	(4,087)	(289)		(2,127)		(13,234)

Net other income	—	107	16	1	—		91
Net interest income (expense)	501	(1,055)	1	1	(1,280)	5	(1,835)

Loss before income taxes and extraordinary gain on acquisition	(6,808)	(5,035)	(272)		(3,407)		(14,978)
Income tax benefit	—	130	122	1	—		8

Loss before extraordinary gain on acquisition	(6,808)	(4,905)	(150)		(3,407)		(14,970)

Extraordinary gain on acquisition	—	212	200	1	—		12

Net loss	(6,808)	(4,693)	50		(3,407)		(14,958)

Preferred stock dividends	(185)	—	—		—		(185)
Preferred stock deemed dividends	(817)	—	—		—		(817)

Net loss to common shareholders	$(7,810)	$(4,693)	$50		$(3,407)		$(15,960)

Net loss per common share — basic and diluted	$(0.99)						$(1.99)

Weighted average common and common share equivalents basic and diluted	7,922						8,013

See notes to unaudited pro forma combined condensed financial information.

XATA Corporation and GeoLogic Solutions, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Three Months Ended December 31, 2007
(in thousands, except per share amounts)

			Logo
	XATA	GeoLogic	Acquisition		Pro Forma		Combined
	Corporation	Solutions, Inc.	Corporation		Adjustments		Pro Froma
Net sales	$7,687	$6,057	$—		$(919)	2	$12,825

Costs and expenses
Cost of goods sold	4,058	3,111	—		(689)	3	6,480
Selling, general and administrative	3,716	3,366	49	1	287	4	7,320
Research and development	1,040	949	—		—		1,989

Total costs and expenses	8,814	7,426	49		(402)		15,789

Operating loss	(1,127)	(1,369)	(49)		(517)		(2,964)

Net other income (expense)	—	(17)	20	1	—		(37)
Net interest income (expense)	114	(285)	—		(298)	5	(469)

Loss before income taxes	(1,013)	(1,671)	(29)		(815)		(3,470)
Income tax expense	—	—	—		—		—

Net loss	(1,013)	(1,671)	(29)		(815)		(3,470)

Preferred stock dividends	(47)	—	—		—		(47)
Preferred stock deemed dividends	(43)	—	—		—		(43)

Net loss to common shareholders	$(1,103)	$(1,671)	$(29)		$(815)		$(3,560)

Net loss per common share — basic and diluted	$(0.14)						$(0.43)

Weighted average common and common share equivalents basic and diluted	8,163						8,254

See notes to unaudited pro forma combined condensed financial information.

XATA Corporation and GeoLogic Solutions, Inc.
Unaudited Pro Forma Combined Balance Sheets
As of December 31, 2007
(in thousands)

			Logo		Pro
	XATA	GeoLogic	Acquisition		Forma		Combined
	Corporation	Solutions, Inc.	Corporation		Adjustments		Pro Froma
ASSETS
Current Assets
Cash and cash equivalents	$9,138	$756	$(7)	a	$76	b	$9,963
Accounts receivable, less allowances for doubtful accounts and sales returns	5,668	2,414	—		—		8,082
Inventories	1,636	2,855	—		—		4,491
Deferred product costs	867	4,259	—		(4,259)	c	867
Current portion of investment in sales-type leases	—	1,044	—		—		1,044
Prepaid expenses	881	311	—		(421)	d	771

Total current assets	18,190	11,639	(7)		(4,604)		25,218

Equipment and leasehold improvements, net	3,806	623	—		—		4,429
Deferred product costs, net of current portion	1,766	8,468	—		(8,468)	c	1,766
Investment in sales-type leases	—	1,014	—		—		1,014
Acquired customer contracts and other intangible assets, net	—	1,927	—		11,734	e	13,661
Goodwill	—	—	—		1,532	e	1,532
Other assets	—	153	—		786	f	939

Total assets	$23,762	$23,824	$(7)		$980		$48,559

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Current portion of long-term obligations and deferred rent	$250	$—	$—		$2,000	g	$2,250
Accounts payable	2,361	3,370	(9)	a	—		5,722
Accrued expenses	3,177	2,728	(363)	a	(24)	h	5,518
Deferred revenue	4,003	5,323	—		(5,323)	c	4,003
Line of credit facility	—	16,810	—		(16,810)	i	—

Total current liabilities	9,791	28,231	(372)		(20,157)		17,493

Long-term obligations, net of current portion	186	—	—		16,223	j	16,409
Accrued warranty cost	—	14	—		—		14
Deferred rent	884	28	—		—		912
Deferred revenue, net of current portion	6,407	10,284	—		(10,284)	c	6,407

Total liabilities	17,268	38,557	(372)		(14,218)		41,235

Shareholders’ Equity (Deficit)
Preferred stock, no par, 10,000 shares authorized:
Series B, 4% convertible, 2,250 shares designated; shares issued and outstanding: 1,888 at December 31, 2007	5,058	—	—		—		5,058
Series C, convertible, 1,400 shares designated; 1,269 shares issued and outstanding at December 31, 2007	4,845	—	—		—		4,845
Series D, convertible, 1,600 shares designated; 1,567 shares issued and outstanding at December 31, 2007	5,937	—	—		—		5,937
Common stock, par value $0.01 per share; 25,000 shares authorized; shares issued and outstanding: 8,606 at December 31, 2007	85	—	—		—		85
Additional paid-in capital	26,142	19,000	—		(18,170)	k	26,972
Accumulated deficit	(35,573)	(33,733)	365	a	33,368	k	(35,573)

Total shareholders’ equity (deficit)	6,494	(14,733)	365		15,198		7,324

Total liabilities and shareholders’ equity (deficit)	$23,762	$23,824	$(7)		$980		$48,559

See notes to unaudited pro forma combined condensed financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
The following is a description of pro forma adjustments reflected in the unaudited pro forma condensed statements of operations (in thousands). Where appropriate, GeoLogic Solutions, Inc. financial statement categories have been modified to conform to XATA Corporation’s external reporting format.
1.	Represents the elimination of the profit and loss impact of Logo Acquisition Corp., which was not purchased or assumed in the GeoLogic acquisition, but is included in the audited consolidated financial statements of GeoLogic Solutions, Inc. as of, and for the year ended, December 31, 2007.

2.	The pro forma adjustment to net sales represents the impact of the elimination of GeoLogic deferred revenue on the balance sheet of the combined entity and the resulting impact on revenue going forward.

3.	The pro forma adjustment to cost of goods sold gives effect to the elimination of GeoLogic deferred cost of goods sold on the balance sheet of the combined entity and the resulting impact on cost of goods sold going forward.

4.	The pro forma adjustment to selling, general and administrative expense reflects the increase in amortization from intangible assets related to the allocation of purchase price.

5.	Pro forma adjustments to net interest expense consist of:
•	The estimated increase in interest expense of $942 and $213 for the periods ending September 30, 2007 and December 31, 2007, respectively, on debt incurred in connection with the acquisition of GeoLogic.

•	A decrease in interest income of $338 and $85 for the periods ending September 30, 2007 and December 31, 2007, respectively, to reflect the reduction of interest income earned by GeoLogic during those periods.
The following is a description of pro forma adjustments reflected in the unaudited pro forma combined condensed balance sheet (in thousands). Where appropriate, GeoLogic Solutions, Inc. financial statement categories have been modified to conform to XATA Corporation’s external reporting format.
a.	Represents the elimination of the net assets of Logo Acquisition Corp., which were not purchased or assumed in the GeoLogic acquisition but are included in the audited consolidated financial statements of GeoLogic Solutions, Inc. as of, and for the year ended, December 31, 2007.

b.	Reflects the net change in cash of the combined entity as a result of the GeoLogic acquisition. The purchase price was funded by a term loan in the amount of $8,000 and a draw on the Company’s revolving credit facility of $8,223. $15,277 in cash was paid at closing.

c.	Represents the elimination of GeoLogic deferred revenue and cost.

d.	Represents the decrease in prepaid expenses related to the transfer of prepaid acquisition costs to goodwill.

e.	Reflects the establishment of goodwill and intangible assets based on the preliminary allocation of purchase price.

f.	Represents the net increase in financing related costs.

g.	Represents notes issued to the seller as part of the total purchase price.

h.	Represents the elimination of accrued interest paid at closing and accrued transaction costs.

i.	Reflects the elimination of GeoLogic’s short-term borrowings, which remained with the seller.

j.	Reflects the debt incurred related to the GeoLogic acquisition.

k.	Represents issuance of warrants and common stock relating to the acquisition and the elimination of stockholder’s equity (deficit) in GeoLogic.

Supplemental Pro Forma Disclosure
The unaudited pro forma combined condensed statements of operations reflect the historical impact of material transactions including the settlement of a patent infringement lawsuit and the write-off of capitalized system development costs. Also, the pro forma net loss to common shareholders do not reflect the estimated impact of certain cost savings that might have been realized by the combined entity had certain management actions taken immediately subsequent to the closing of the acquisition transaction been in effect throughout the periods presented. Management believes that the schedule below provides investors with helpful information by providing insight into the period costs.

	Twelve Months	Three Months
	Ended	Ended
(amounts in thousands)	September 30, 2007	December 31, 2007
Pro forma net losses to common shareholders	$(15,960)	$(3,560)

XATA — settlement of patent infringement lawsuit	$1,400	$—
XATA — write-off of capitalized system development cost	1,900	—

Total	$3,300	$—

Estimated cost savings from management actions
Workforce reduction, (a)	$4,181	$796
Termination of R&D spending on non-strategic product, (b)	565	93
Other savings from consolidation of activities, (c)	567	133

Total	$5,313	$1,022

(a)	Represents an estimate of the costs incurred by the companies for the periods presented with respect to the portion of the combined workforce that was eliminated in connection with the closing of the acquisition.

(b)	Represents an estimate of costs incurred by one of the companies for the periods indicated with respect to a research and development project that would not have been expended as a combined entity.

(c)	Represents an estimate of certain other costs incurred by the companies that management believes could have been eliminated had the companies been combined for the periods indicated.
The estimated cost savings with respect to certain management actions are only estimates of cost savings that management believes would have been realized had the synergies described above been in place for the full periods indicated for the combined companies. There is no guarantee that these estimates are accurate, that such cost savings would have actually been realized, or that such cost savings will be realized in future periods.